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                           Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8) for the Fifth Amended and Restated 1993 Share Option and Share Award Plan of Equity Residential Properties Trust of our report dated January 27, 1999, with respect to the consolidated financial statements and schedules of Lexford Residential Trust for the year ended December 31, 1998, included in the Current Report of Equity Residential Properties Trust on Form 8-K dated June 30, 1999.


                                                  Ernst & Young LLP

Columbus, Ohio
July 19, 1999